Exhibit (p)

Created 9/14/2004 Revised 6/22/2023

CODE OF ETHICS

THE WEITZ FUNDS (“Trust”)

WEITZ INVESTMENT MANAGEMENT, INC. (“Adviser”)

WEITZ SECURITIES, INC. (“Distributor”)

This Code of Ethics (“Code”) is adopted in compliance with the requirements of U.S. securities laws applicable to registered investment advisers and registered investment companies. Registered investment advisers are required by Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), to adopt a code of ethics which, among other things, sets forth the standards of business conduct required of their supervised persons and requires those supervised persons to comply with the Federal Securities Laws. Similarly, each registered investment company and its adviser and principal underwriter must adopt a code of ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (“Company Act”). In conformity with these rules, this Code is adopted by the above-listed entities (collectively referred to as “Weitz”).

1.	Standards of Business Conduct

We seek to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by our clients, including registered investment companies, individual accounts and unregistered pooled investment vehicles (collectively, “Clients”), is something we value and endeavor to protect. To further that goal, we have adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

We are fiduciaries and as such, we have affirmative duties of care, honesty, loyalty and good faith to act in the best interests of our Clients. Our Clients’ interests are paramount and come before our personal interests. Our Access Persons and Supervised Persons, as those terms are defined in this Code, are also expected to behave as fiduciaries with respect to our Clients. This means that each must render disinterested advice, protect Client assets (including nonpublic information about a Client or a Client’s account) and act always in the best interest of our Clients. We must also strive to identify and avoid conflicts of interest, however such conflicts may arise.

Access Persons and Supervised Persons of Weitz must not:

•	employ any device, scheme or artifice to defraud a Client;
•	make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;
•	engage in any manipulative practice with respect to a Client;

•	use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage, for material personal gain, or to the detriment of a Client; or
•	conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

To assure compliance with these restrictions and the Federal Securities Laws, as defined in this Code, we have adopted, and agreed to be governed by, the provisions of this Code in addition to the procedures contained in applicable compliance manuals.1 However, Access Persons and Supervised Persons are expected to comply not merely with the “letter of the law”, but with the spirit of the laws, this Code and applicable compliance manuals.

Should you have any doubt as to whether this Code applies to you, you should contact the CCO.

2.	Definitions

As used in the Code, the following terms have the following meanings:

A.	Access Persons include (1) any director, trustee, officer or general partner of the Trust or the Adviser; (2) any employee of the Trust or its adviser (or of any company in a control relationship to the Trust or its adviser) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Reportable Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (3) any supervised person of the Adviser who (a) has access to nonpublic information regarding any Clients’ purchase or sale of securities, or portfolio holdings of any Reportable Fund; or (b) is involved in making securities recommendations to Clients or has access to such recommendations that are nonpublic; (4) any natural person in a control relationship to the Trust or its adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of securities by the Trust; (5) any director, trustee, officer or general partner of the Distributor who, in the ordinary course of business, (a) makes, participates in or obtains information regarding, the purchase or sale of Reportable Securities by the Trust; or (b) relate to the making of any recommendations to the Trust regarding the purchase or sale of Reportable Securities; and (6) any other person who the CCO determines to be an Access Person.2 For purposes of this Code, Weitz has determined that all employees (including all Investment Personnel) are Access Persons.
B.	Access Person Account means any account (or “direct holdings,” as the case may be) in which an Access Person has a direct or indirect Beneficial Ownership interest in the securities held in the account unless such an account is specifically excluded from this Code’s requirements by the CCO. An Access Person Account does not include any account over which the Access Person has no direct or indirect influence or control and in which transactions are effected without the Access Person’s prior notification.

1 Applicable compliance manuals include the Adviser’s policies and procedures adopted pursuant to Adviser Act Rule 206(4)-7, the Trust’s policies and procedures adopted pursuant to Company Act Rule 38a-1 and/or any written supervisory procedures adopted by the Distributor, as they may exist from time to time. A list of relevant compliance manuals is included on Appendix A. Whether or not listed, Access Persons and Supervised Persons are required to comply with all relevant compliance procedures.

2 The CCO will inform all Access Persons of their status as such and will maintain a list of Access Persons and Supervised Persons. See Appendix B.

C.	Automatic Investment Plan means any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (“DRIP”).
D.	Beneficial Ownership generally means having a direct or indirect Pecuniary Interest in a security and is legally defined to be beneficial ownership as used in Rule 16a-1(a)(2) under Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). However, any transactions or holdings reports required by Section 4.C. of this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security or securities to which the report relates.
E.	Chief Compliance Officer (“CCO”) means the Adviser’s Chief Compliance Officer, as designated on the Adviser’s Form ADV, or the CCO’s designee, as applicable.
F.	Electronic Compliance System means the third-party electronic portal system (as updated from time to time) that is (i) approved by the CCO, (iii) made available to the Adviser pursuant to an agreement with such third party and (iii) used for monitoring compliance with certain provisions of this Code.
G.	Federal Securities Laws means: (1) the Securities Act of 1933, as amended (“Securities Act”); (2) Exchange Act; (3) the Sarbanes-Oxley Act of 2002; (4) the Company Act, (5) the Advisers Act; (6) title V of the Gramm-Leach-Bliley Act; (7) any rules adopted by the SEC under the foregoing statutes; (8) the Bank Secrecy Act, as it applies to funds and investment advisers; and (9) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.
H.	Immediate Family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.
I.	Initial Public Offering (“IPO”) means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Exchange Act Sections 13 or 15(d).
J.	Investment Personnel (or “Investment Personnel person”) means (1) any Trust or Adviser employee who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Reportable Funds or (2) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made to a Reportable Fund regarding the purchase or sale of securities by the Reportable Fund.3
K.	Limited Offering means an offering that is exempt from registration under Securities Act Sections 4(a)(2) or 4(a)(6) or pursuant to Securities Act Rules 504, 505 or 506. For greater clarity, Limited Offerings of securities issued by any private collective investment vehicle or unregistered hedge fund advised by Adviser are included within the term “Limited Offering”.

3 The CCO will inform all Investment Personnel of their status as such and will maintain a list of investment Personnel. See Appendix B.

L.	Pre-Clearance Form has the meaning set forth in Section 4(A) of this Code.
M.	Pecuniary Interest a person generally has a pecuniary interest in any class of equity securities if that person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person generally has an indirect pecuniary interest in any class of equity securities held by a minor child or spouse of the person or members of the person’s Immediate Family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted.
N.	Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.
O.	Reportable Fund means: (1) any registered investment company advised by the Adviser, including any registered investment company where the Adviser serves as an investment adviser on a sub-advisory basis with regard to some or all of the registered investment company’s assets; or (2) any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with any Weitz entity. Appendix A, as may be amended from time to time, contains a list of all Reportable Funds.
P.	Reportable Security means any security as defined in Advisers Act Section 202(a)(18) and Company Act Section 2(a)(36), except (1) direct obligations of the Government of the United States; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds other than Reportable Funds; (5) shares issued by exchange-traded funds; and (6) shares issued by unit investment trusts that are exclusively (A) invested in one or more open-end funds, none of which are Reportable Funds, and/or (B) invested in exchange-traded funds. For purposes of this Code, the term Reportable Security, instead of the term “Covered Security”,4 is used for compliance with both Rule 204A-1 and Rule 17j-1, except as noted otherwise.
Q.	Supervised Person of the Adviser means any partner, officer, director, or employee of the Adviser; and any other person who provides investment advice on behalf of the Adviser and is subject to the supervision and control of the Adviser. Contractors and consultants may, in certain circumstances, be deemed to be Supervised Persons.
R.	Third Party Managed Account has the meaning set forth in Section 4(D) of this Code.
3.	Substantive Restrictions5
A.	Certain Restrictions on Personal Securities Transactions. The price paid or received by a Client account for any security should not be affected by a buying or selling interest on the part of any Investment Personnel, or otherwise result in an inappropriate advantage to any Investment

4 Covered Security under Rule 17j-1 means any security as defined in Company Act Section 2(a)(36) except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end registered investment companies.

5 The IPO and Limited Offering Restrictions are required under the Rules. Other substantive restrictions include certain best practices recommended by the ICI Blue Ribbon Panel under Rule 17j-1 or by the ICAA under Rule 204A-1.

Personnel. Accordingly, (i) as set forth in paragraph 4(A) below, for any Investment Personnel to buy or sell any Covered Security, a Pre-Clearance Form must be completed and (ii) either:

(1)       Regardless of whether the Covered Security is held in a Client account: both (X) two (2) days must have elapsed since the last trade, if any, in the security for a Client account; and (Y) as set forth on the Pre-Clearance Form, both the Investment Personnel person and Weitz must indicate they have no actual knowledge of any future transaction that will occur in the security for a Client account;

or

(2)       If the Covered Security is held in a Client account at the time: either (X) the value of the Investment Personnel person’s proposed transactions (in the aggregate, for the same security) must be less than $25,000 or (Y) the CCO, or his or her designee, must determine (on the Pre-Clearance Form) that the Investment Personnel person’s proposed transaction (on a day-by-day basis) constitutes less than 0.10% of the average daily trading volume for the security, during the most recently concluded three-month period;

This Paragraph 3(A) shall not prohibit any avoidance of loss by any Investment Personnel. Notwithstanding the above, under no circumstances may any Access Person or Investment Personnel buy or sell a Covered Security (i) in a way that is intended to take advantage of a price change in the security that may be expected to occur as a result of Weitz actions or (ii) if prohibited by the CCO.

B.	IPO and Limited Offering Restrictions. Investment Personnel may not directly or indirectly acquire Beneficial Ownership in any securities issued as part of an IPO or a Limited Offering, absent prior approval by the CCO or the CCO’s designee through the Electronic Compliance System. Any such approval will take into account, among other factors, whether the investment opportunity should be reserved for a Client and whether the opportunity is being offered to such person because of his or her position with Weitz. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. An Investment Personnel person who has been authorized to acquire interests in such securities must disclose their interests if involved in considering an investment in such securities for a Client, and further any decision to acquire the issuer’s securities on behalf of a Client shall be subject to review by Investment Personnel with no personal interest in the issuer.
C.	Short Swing Profits. Investment Personnel may not profit from the purchase and sale or sale and purchase of the same or equivalent Reportable Securities within sixty calendar days; provided, however, that the CCO shall have the right to consent to certain exceptions to this prohibition. Nothing in this restriction shall be deemed to prohibit avoidance of loss through trading within a period shorter than sixty calendar days.
D.	Forfeitures. Any profits derived from securities transactions in violation of paragraphs A, B, or C, above shall be (i) forfeited and (ii) as the CCO may determine (and with respect to the Trust, subject to Board review as provided in Section 7 below), paid either to a charity determined by the CCO or to one or more Clients who were harmed by the violation(s).
E.	Service as Outside Director, Trustee or Executor. Investment Personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the CCO following the receipt of a written request for such approval. In the event such a request is approved, “Ethical Wall” procedures may be required to avoid potential conflicts of interest. Other than by virtue of their position with Weitz or with respect to a family member, no Investment Personnel may serve as a trustee, executor or fiduciary. Similarly, Investment Personnel may not serve on a creditor’s committee. In appropriate circumstances the CCO may grant exemptions from this provision.
F.	Conflicts of Interest. Access Persons must provide disinterested advice and any relevant potential personal or business conflicts of interest must be disclosed to the CCO and, where appropriate, “Ethical Wall” procedures may be utilized to avoid potential conflicts of interest. Access Persons must avoid engaging in any activity which might reflect poorly upon themselves or us or which would impair their ability to discharge their duties with respect to us and our Clients.
G.	Fair Treatment. Access Persons must avoid taking any action which would favor one Client or group of Clients over another in violation of our fiduciary duties and applicable law. Access Persons must comply with relevant provisions of our compliance manuals designed to detect, prevent or mitigate such conflicts.
H.	Reporting Violations. Any Access Person or Supervised Person who believes that a violation of this Code has taken place must promptly report that violation to the CCO or to the CCO’s designee. To the extent that such reports are provided to a designee, the designee shall provide periodic updates to the CCO with respect to violations reported. Access Persons and Supervised Persons may make these reports anonymously and no adverse action shall be taken against any such person making such a report in good faith.
I.	Waivers. CCO may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records necessary to justify such waivers.
4.	Pre-clearance and Reporting Procedures
A.	Pre-clearance. Prior to an Access Person or his or her family member executing a transaction in Reportable Securities in an Access Person Account, the Access Person must pre-clear the transaction via a “Pre-Clearance Form” through the Electronic Compliance System.
B.	Pre-clearance Exceptions. Pre-clearance requirements do not apply to:
(1)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;
(2)	Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;
(3)	Transactions in securities which are not Reportable Securities;
(4)	Purchases or sales of Reportable Funds, although Access Persons are reminded that “market timing” the Trust violates our policies and that “front-running” Client transactions or trading in Reportable Funds on the basis of material, nonpublic inside or confidential information violates not only this Code, but our insider trading policies and procedures as well as other securities laws and, if proven, is punishable by fines and other penalties;6

6 Purchases or sales of open-end Reportable Funds are still subject to the Reporting Requirements set forth in Section 4.C., below.

(5)	Purchases or sales which are non-volitional on the part of either the Access Person or the Client;
(6)	Transactions in securities in connection with an employer sponsored or other tax-qualified plan, such as a 401(k) plan, an IRA, or ESOP, in an amount not exceeding $1,000 in any calendar month;
(7)	Purchases which are part of an Automatic Investment Plan or DRIP;
(8)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;
(9)	Gifts of shares of Reportable Securities made by Access Persons; provided, however, that gifts shall never be made by an Access Person based upon any material nonpublic or confidential information the Access person may have; and
(10)	Access Persons should consult the CCO if there are any questions about whether one of the exemptions listed above applies to a given transaction. We may, from time to time, maintain a “Restricted List” of securities in which Investment Personnel and/or Access Persons may not trade.
C.	Required Reports.
(1)	Initial and Annual Holdings Reports. Each Access Person must submit a “Holdings Report” through the Electronic Compliance System (i) not later than ten (10) days after becoming an Access Person, reflecting the Access Person’s holdings as of a date not more than 45 days prior to becoming an Access Person; and (ii) annually, on a date selected by the CCO, as of a date not more than 45 days prior to the date the report was submitted.

Holdings Reports must contain the following information:

(a)	the title and type of security and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect Beneficial Ownership;
(b)	the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person’s direct or indirect benefit. (Note that even those accounts which hold only non-Reportable Securities must be included); and
(c)	the date the Access Person submits the report.

Brokerage statements containing all required information may be substituted for a Holdings Report if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a Holdings Report containing the missing information as a supplement to the statement or confirmation.

(2)	Quarterly Reports. Within 30 days after the end of each calendar quarter, each Access Person must submit a “Transactions Report” through the Electronic Compliance System.

Transactions Reports must contain the following information for each transaction:

(a)	the date of the transaction, the title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security in which the Access Person had any direct or indirect Beneficial Ownership;
(b)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(c)	the price of the security at which the transaction was effected;
(d)	the name of the broker, dealer or bank with or through which the transaction was effected; and
(e)	the date the Access Person submits the report.

Brokerage account statements or trade confirmations containing all required information may be substituted for a Transaction Report if submitted timely. To the extent that a brokerage statement or confirmation lacks some of the information otherwise required to be reported, you may submit a Transactions Report containing the missing information as a supplement to the statement or confirmation.

D.	Exceptions to Reporting Requirements. The reporting requirements of Section 4.C. apply to all holdings and transactions in Reportable Securities other than: (i) holdings and transactions reports with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control as determined by the CCO, including without limitation “Third Party Managed Accounts” as described below and (ii) transactions reports for transactions effected pursuant to an Automatic Investment Plan.
(1)	Blind Trusts and other Third Party Managed Accounts. Rule 204A-1(b)(3)(i) provides that an access person is not required “to submit . . . any report [(i.e., initial and annual holdings reports and quarterly transaction reports)] with respect to securities held in accounts over which the access person has no direct or indirect influence or control.”7 Examples of such accounts include: (i) “Blind Trusts” where the access person has no knowledge of specific actions taken by the trustee with respect to trust investments and no right to intervene in the trustee’s management and (ii) accounts with similar features that limit the access person’s involvement, including other types of trusts and accounts managed by an unaffiliated manager with discretionary authority. However, the mere retention of a trustee or manager to advise an access person’s account on a discretionary basis is not, by itself, sufficient to allow for a conclusion that the access person has no direct or indirect influence or control. Rather, under SEC Guidance,8 the adviser must make a reasonable determination, based on reasonably designed policies and procedures, whether “the access person actually had direct or indirect influence or control over the

7 With respect to any investment companies or BDCs, a similar exception is included in Rule 17j-1(d)(2)(i).

8 Personal Securities Transactions Reports by Registered Investment Advisers: Securities Held in Accounts Over Which Reporting Persons Had No Influence or Control (June 2015) (“Guidance”).

trust or account, rather than whether the third-party manager had discretionary or non-discretionary investment authority.”9

Access persons who wish to rely on this exception with respect to any account which otherwise would be reportable must register the account with the CCO who will determine, based on relevant facts and circumstances (including the terms of the account), whether the access person has direct or indirect influence or control over the account. An access person would have direct or indirect influence or control over an account where the access person (i) has the ability to suggest or direct purchases or sales; (ii) consults with the trustee or manager as to the particular allocation of investments to be made in the account; or (iii) engages in regular and substantive discussions with the trustee or manager with respect to account holdings. However, the following activities would not preclude the CCO from determining that an account is a Third Party Managed Account: (i) the access person provides information about his or her investment objectives and reasonable restrictions; (ii) the trustee or manager provides summary descriptions or explanations (whether written or oral) regarding account activity to the access person, provided that the access person does not provide suggestions or directions to the trustee or manager; and (iii) the access person is able to make contributions to and withdrawals from the account, provided that the access person may not instruct the trustee or manager as to specific securities or types of securities which should be purchased or liquidated in connection with the contribution or withdrawal.

No account shall be treated as a Third Party Managed Account until the CCO determines and informs the access person that the account meets the relevant requirements. In making a determination that an account meets the requirements to be treated as a Third Party Managed Account, the CCO may consider, as he or she determines relevant under the circumstances:

(a)	The terms of the account or trust documentation, including the advisory agreement;
(b)	Information obtained from the access person as to the nature of the access person’s relationship with the trustee or manager (e.g., whether the trustee or manager is a friend or relative of the access person; whether the advisory firm is affiliated with Weitz);
(c)	Specific periodic certifications from the access person, trustee and/or manager, as to the nature of the account and whether the access person has sought to exercise influence or control over the trustee or manager;
(d)	Certification or representation from the access person that he or she has reviewed the Code, including this section defining the exception and describing the relevant determinative factors as to concluding that the access person does not exercise direct or indirect influence or control;10 and

9 Guidance at 3.

10 As suggested in the Guidance, specific certifications may include a requirement that the access person (or trustee/manager) respond to such questions with respect to the account as: (i) did the access person suggest that the trustee or manager make any particular securities purchases or sales during the relevant period; (ii) did the access person direct the trustee or manager to make any particular securities purchases or sales during the relevant period; and (iii) did the access person consult with the trustee or manager as to the particular allocation of investments to be made during the relevant period.

(e)	Any other information that the CCO believes necessary or appropriate to determine whether the account meets the standards set forth herein.

If the CCO determines that the account meets the requirements to be treated as a Third Party Managed Account (such that the access person may rely on the reporting exception consistent with the Guidance), then the CCO will document the basis for such conclusion and will periodically review such determination with the access person. The CCO may require that the access person (and, where appropriate, the manager/trustee) provide additional or renewed certifications or information about the account and/or provide reports on a sample basis as to account holdings and/or transactions. The CCO will review any such reports to determine whether transactions in the account would have been inconsistent with this Code absent reliance on the reporting exception. The CCO will keep relevant records to document these reviews and support his or her conclusions as to the status of the relevant account(s).

E.	Duplicate Statements and Confirms. Each Access Person, with respect to each brokerage account in which such Access Person has any direct or indirect beneficial interest, will be required to arrange that the broker shall mail directly to the CCO at the same time they are mailed or furnished to such Access Person (1) duplicate copies of broker trade confirmations covering each transaction in a Reportable Security in such account and (2) copies of periodic statements with respect to the account.
F.	Prohibition on Self Pre-clearance. No Access Person shall pre-clear his own trades, review his own reports or approve his own exemptions from this Code. When such actions are to be undertaken with respect to the CCO’s personal transactions, another Weitz officer will perform such actions as are required of the CCO by this Code.
G.	Pre-clearance and Reporting Exception for Independent Trustees.

(1)   Pre-clearance. Independent Trustees are exempt from the Access Person pre-clearance requirements.

(2)   Reporting. Independent Trustees are exempt from the initial and annual holdings reports; but are not exempt from certain quarterly transaction reports. Independent Trustees must submit to the CCO a quarterly transaction report in the form attached as Exhibit A not later than thirty (30) days after the end of each calendar quarter with respect to any Reportable Securities transaction occurring in such quarter only if such person knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as such, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, a Client account purchased or sold the Reportable Security, or any Adviser considered purchasing or selling the Reportable Security for a Client account.

5.	Code Notification and Access Person Certifications

The CCO shall provide notice to all Access Persons of their status under this Code, and shall deliver a copy of the Code to each Access Person annually. Additionally, each Access Person will be provided a copy of any Code amendments. After reading the Code or amendment, each Access Person shall make the certification contained in Exhibit B (which certification may also be made through the Electronic Compliance System). Annual certifications are due within ten (10) days after the end of each calendar year. Certifications with respect to amendments to the Code must be returned to the CCO within a reasonably prompt time. To the extent that any Code related training sessions or seminars are held, the CCO shall keep records of such sessions and the Access Persons attending.

6.	Review of Required Code Reports
A.	Reports required to be submitted pursuant to the Code will be reviewed by the CCO or a designee on a periodic basis.
B.	Any violation or potential violation of the Code must be promptly reported to the CCO. The CCO will investigate any violation or potential violation and report violations the CCO determines to be “major” to the Adviser’s President and to the Trust’s Board of Trustees (“Board”), as appropriate, with a recommendation of such action to be taken against any individual who is determined to have violated the Code, as is necessary and appropriate to cure the violation and prevent future violations. Other violations shall be handled by the CCO in a manner he or she deems to be appropriate. However, sanctions more severe than a warning or censure must be approved by the President or, if violations relate to the Trust, by the Board.
C.	The CCO will keep a written record of all investigations in connection with any Code violations including any action taken as a result of the violation.
D.	Sanctions for violations of the Code include: verbal or written warnings and censures, disgorgement of profits, monetary sanctions, denial of salary increases, job demotions, suspension or termination of employment. Where a particular Client has been harmed by the violative action, disgorgement may be paid directly to the Client; otherwise, monetary sanctions shall be paid to an appropriate charity determined by the President or the Board.
7.	Reports to the Board

No less frequently than annually, the CCO shall submit to the Board a written report (1) describing any issues arising under the Code relating to the Trust since the last report to the Board, including, but not limited to, information about material violations of or waivers from the Code, and (2) certifying that the Code contains procedures reasonably necessary to prevent Access Persons from violating it. The Board shall review the Code and the operation of these policies at least once a year.

The Board shall consider reports made to it pursuant to Section 6.B. and determine what sanctions, if any, in addition to any forfeitures imposed pursuant to Section 3.D., should be imposed for the material violations reported. Sanctions may include, among other things, a letter of censure or suspension or termination of the employment of the violator. The Board shall also consider whether it is appropriate under the circumstances for any forfeitures imposed pursuant to Section 3.D. to be paid to any affected Weitz Funds or whether a charity should be designated to receive such forfeitures.

8.	Recordkeeping and Review

This Code, any written prior approval for a Reportable Securities transaction given pursuant to Section 4.B. of the Code, a copy of each report by an Access Person, a record of any violation of the Code and any action taken as a result of the violation, any written report hereunder by the CCO, and lists of all persons required to make and/or review reports under the Code shall be preserved with the Trust’s, Adviser’s and/or Distributor’s records, as appropriate, for the periods and in the manner required by Rule

17j-1 and Advisers Act Rule 204-2. To the extent appropriate and permissible, the CCO may choose to keep such records electronically.

The CCO shall review this Code and its operation annually and may determine to make amendments to the Code as a result of that review. Non-material amendments to this Code should be made no more frequently than annually and shall be distributed as described in Section 5. Material amendments to the Code may be made at any time.

APPENDIX A

REPORTABLE FUNDS AND RELEVANT COMPLIANCE MANUALS

Reportable Funds:

The Weitz Funds consisting of nine series:

Conservative Allocation Fund

Core Plus Income Fund

Large Cap Equity Fund

Multi Cap Equity Fund

Nebraska Tax-Free Income Fund

Partners III Opportunity Fund

Short Duration Income Fund

Ultra Short Government Fund

Relevant Compliance Manuals:

Compliance Manual for The Weitz Funds

Compliance Manual for Weitz Investment Management, Inc.

Supervisory Procedures for Weitz Securities, Inc.

APPENDIX B

ACCESS PERSONS, SUPERVISED PERSONS AND INVESTMENT PERSONNEL

Access Persons’ Name(s)	Positions*
Wallace R. Weitz	President/Trustee-Weitz Funds Board Chair/Co-Chief Investment Officer-Weitz Inc.
Andrew Weitz	Trustee—Weitz Funds Director/Vice President/Portfolio Manage—Weitz Inc.r
Lorraine Chang	Trustee-Weitz Funds
Steven Hill	Trustee–Weitz Funds
Alison Maloy	Trustee–Weitz Funds
Betsy Sylvester	Trustee–Weitz Funds
Dana E. Washington	Trustee–Weitz Funds
Justin B. Wender	Trustee-Weitz Funds
Nolan Anderson	Portfolio Manager
Zayan Atcha	Research Associate
Jon Baker	Research Analyst
Shar Bennett	Vice President, Assistant Treasurer – Weitz Funds Vice President/Director of Finance and Operations–Weitz Inc.
Lee Benton	Portfolio Operations Specialist
James J. Boyne	Vice President/Treasurer—Weitz Funds President/Treasurer—Weitz Inc.
Tom Carney	Vice President, Director of Fixed Income Research/Portfolio Manager
Maegan Case	Accounting Operations Specialist
Kora Czifra	Systems Engineer
Noella Deonarain	Marketing Coordinator
John Detisch	Secretary, Vice President/Chief Compliance Officer/General Counsel
Lori Dorsey	Chief Client Officer
Juliet Feyen	Administrative Support Specialist
Rachelle Hill	RFP Specialist/Client Relationship Specialist
Brad Hinton	Vice President/Portfolio Manager/Co-Chief Investment Officer
Ryan Holloman	Director of Intermediary Sales
Barton Hooper	Director of Equity Research
Kevin Klever	Marketing Communications Manager
David Kratz	Fixed Income Research Analyst
Ann Krone	Manager, Client Services
Eric Lee	Portfolio Analyst
Scott Lucks	Regional Director
Andrew McClure	Junior Analyst
Joe Merlo	Regional Director
Eunice Miller	Human Resources and Compliance Manager
Scott Moody	Vice President, Director of Technology
Yana Morgan	Director – Client Portfolio Manager
Jessica Nagengast	Senior Client Relationship Representative

Joseph Parise	Network and Hardware Administrator
Ryan Pease	Regional Consultant
Nathan Ritz	Research Analyst
Dan Ryan	Vice President, Director of Institutional and Sub-Advisory Sales
Maurice Spolan	Equity Research Analyst
Dan Sullivan	Fixed Income Securitized Products Analyst
Jake Toman	Digital Experience Manager

*To the extent that any Weitz policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

Supervised Persons’ Names (includes, in addition to all Access Persons listed above, the following):	Positions*
Wallace R. Weitz	President/Trustee-Weitz Funds Board Chair/Co-Chief Investment Officer-Weitz Inc.
Andrew Weitz	Trustee—Weitz Funds Director/Vice President/Portfolio Manage—Weitz Inc.r
Nolan Anderson	Portfolio Manager
Zayan Atcha	Research Associate
Jon Baker	Research Analyst
Shar Bennett	Vice President, Assistant Treasurer – Weitz Funds Vice President/Director of Finance and Operations–Weitz Inc.
Lee Benton	Portfolio Operations Specialist
James J. Boyne	Vice President/Treasurer—Weitz Funds President/Treasurer—Weitz Inc.
Tom Carney	Vice President, Portfolio Manager
Maegan Case	Accounting Operations Specialist
Kora Czifra	Systems Engineer
Noella Deonarain	Marketing Coordinator
John Detisch	Secretary, Vice President/Chief Compliance Officer/General Counsel
Lori Dorsey	Chief Client Officer
Juliet Feyen	Administrative Support Specialist
Rachelle Hill	RFP Specialist/Client Relationship Specialist
Brad Hinton	Vice President/Portfolio Manager/Co-Chief Investment Officer
Ryan Holloman	Director of Intermediary Sales
Barton Hooper	Director of Equity Research
Kevin Klever	Marketing Communications Manager
David Kratz	Fixed Income Research Analyst
Ann Krone	Manager, Client Services
Eric Lee	Portfolio Analyst
Scott Lucks	Regional Director
Andrew McClure	Junior Analyst
Joe Merlo	Regional Director

Eunice Miller	Human Resources and Compliance Manager
Scott Moody	Vice President, Director of Technology
Yana Morgan	Director - Senior Client Portfolio Manager
Jessica Nagengast	Senior Client Relationship Representative
Joseph Parise	Network and Hardware Administrator
Ryan Pease	Regional Consultant
Nathan Ritz	Research Analyst
Dan Ryan	Vice President, Director of Institutional and Sub-Advisory Sales
Maurice Spolan	Equity Research Analyst
Dan Sullivan	Fixed Income Securitized Products Analyst
Jake Toman	Digital Experience Manager

*To the extent that any Weitz policy or procedure requires the actions of an individual serving in a particular position to be reviewed by that particular position (or require reports to be delivered to that particular position), those reports should be received or those actions reviewed by another designated person.

Investment Personnel Name(s)	Positions
Wallace R. Weitz	President/Trustee-Weitz Funds Board Chair/Co-Chief Investment Officer-Weitz Inc.
Andrew Weitz	Trustee—Weitz Funds Director/Vice President/Portfolio Manage—Weitz Inc.
Nolan Anderson	Portfolio Manager/Research Analyst
Zayan Atcha	Research Associate
Jon Baker	Research Analyst
Tom Carney	Vice President, Portfolio Manager
Brad Hinton	Vice President/Portfolio Manager/Co-Chief Investment Officer
Barton Hooper	Director of Equity Research
David Kratz	Fixed Income Research Analyst
Andrew McClure	Junior Analyst
Yana Morgan	Director, Client Portfolio Manager
Nathan Ritz	Research Analyst
Maurice Spolan	Equity Research Associate
Dan Sullivan	Fixed Income Securitized Products Analyst

EXHIBIT A

THE WEITZ FUNDS

Quarterly Securities Transaction Report

for Independent Trustees

For the Calendar Quarter Ended __________________

This form must be completed by Independent Trustees
within 30 days of the end of each applicable calendar quarter.

During the quarter referred to above, the following transactions were effected in Reportable Securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to Weitz’s Code of Ethics by reason of the fact that I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a trustee/director, should have known that, during the 15-day period immediately before or after the date of the Reportable Securities transaction, one of the Weitz Funds purchased or sold the Reportable Security, or one of the Weitz Funds or the Adviser considered purchasing or selling the Reportable Security.

Security (including ticker/CUSIP, as applicable)	Date of Transaction	No. of Shares or Principal Amount	Interest Rate and Maturity Date	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/ Dealer or Bank Through Whom Effected

This report (i) excludes personal securities holdings with respect to which I had no direct or indirect influence or control, (ii) excludes personal securities transactions in securities which are not Reportable Securities, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Reportable Securities listed above.

Dated: __________________________ Signature: ________________________

*       Please list any additional transactions on reverse or attach additional pages as necessary.

EXHIBIT B

THE WEITZ FUNDS

WEITZ INVESTMENT MANAGEMENT, INC.

WEITZ SECURITIES, INC.

(collectively, “Weitz”)

Certification of Receipt and Compliance

This form must be completed by each Access Person
within 10 days of becoming an Access Person;
within 10 days after the end of each calendar year thereafter; and
upon receipt of any amendment to the Code.

[THIS CERTIFICATION MAY ALSO BE MADE
THROUGH TO THE ELECTRONIC COMPLIANCE SYSTEM]

I hereby acknowledge receipt of Weitz’s current Code of Ethics (the “Code”), including any applicable amendments. I hereby certify that I (i) recently have read/re-read the Code (including any amendments thereto); (ii) understand the Code; and (iii) recognize that I am subject to its provisions. I also hereby certify that I have complied with and will continue to comply with the requirements of the Code and that I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

Name: _________________________________

(Please print or type clearly)

Signature: _________________________________

Date: _________________________________